UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2012

VESTIN REALTY MORTGAGE II, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Vestin Realty Mortgage II, Inc. (the "Company") announced today that it has terminated its election to be treated as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the “Code”), effective for the tax year ending December 31, 2012.   Under the Code, the Company will not be able to make a new election to be taxed as a REIT during the four years following December 31, 2012.  Pursuant to the Company's charter, upon the determination by the Board of Directors of the Company that the Company should no longer qualify as a REIT, the restrictions on transfer and ownership of shares set forth in Article VII of the Company’s charter ceased to be in effect and, accordingly, shares of the Company’s stock will no longer be subject to such restrictions.

Item 3.03 Material Modification to Rights of Security Holders.

The Company further announced today that the Company has amended its stockholders’ rights plan to provide that a stockholder, other than Michael Shustek, may own up to 20% of the Company's outstanding shares of common stock, and that Michael Shustek may own up to 35% of the Company's outstanding shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 28, 2012

VESTIN REALTY MORTGAGE II, INC.

By: Vestin Mortgage, LLC, its sole manager

By: /S/ Eric Bullinger
       Eric Bullinger
       Chief Financial Officer